CONTACTS:

Corporate Inquiries
-------------------
Bruce Kehr, M.D.
Chief Executive Officer
InforMedix, Inc.
(301) 984-1566
bruce.kehr@informedix.com

Healthcare Media
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Tina Wilmott
McQUERTER, Inc.
(858) 450-0030
twilmott@mcquerter.com

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Donald C. Weinberger
Andria Arena
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          INFORMEDIX AND MCKESSON BIOSERVICES FORGE STRATEGIC ALLIANCE
                TO PROVIDE TURNKEY SOLUTION FOR CLINICAL TRIALS

             Partnership will provide integrated patient-compliance and medication-dispensing solution for clinical trials sponsors

ROCKVILLE, MD, October 4, 2004 -- InforMedix Holdings, Inc. (OTC BB: IFMX) announced today a strategic alliance with McKesson BioServices, a subsidiary of McKesson Corporation (NYSE: MCK), to jointly provide a turnkey patient-compliance and medication-dispensing solution for use in clinical trials.

ALLIANCE-INTEGRATED TECHNOLOGY PLATFORM

The agreement provides for McKesson BioServices to market, sell and distribute a combined technology platform, which integrates InforMedix's Med-eMonitor(TM) patient diary and medication device; InforMedix's Med-eXpert(TM) database and patient enrollment system; and McKesson BioServices' expertise in specialty clinical trial material packaging and medication-distribution systems. For the first time ever, the combination offers clinical trial sponsors and investigators improved patient-medication compliance and clinical-protocol adherence, enhanced medication safety, and lower overall cost.

Med-eMonitor is a device that contains and dispenses the patient's medication and is also an electronic diary. The device accompanies patients through the course of a clinical trial, prompting them to take medications on schedule while reliably recording their symptom response, quality-of-life, and bio-data. This "electronic patient reported outcomes" (ePRO) data results in improved compliance and capture of patient dose-response data, which is the essence of the clinical trial. This improved compliance yields richer, more reliable data per patient, thereby reducing the number of patients needed to demonstrate statistical significance, accelerating study completion, and driving down the cost of testing for safety while improving efficacy testing costs.

FIRST INTEGRATED SOLUTION FOR EPRO MARKET

Med-eMonitor is a technology leader in the ePRO industry, which has gained strong support from the pharmaceutical industry following a 2003 British Medical Journal study that reported that 79-89% of pen-and-paper journal entries by trial patients were falsified or otherwise compromised. Unlike passive record-keeping, Med-eMonitor prompts patients to enter key data before they forget, then uploads it to remote databases for clinical analysis.

By combining McKesson BioServices' specialty clinical trial material packaging with InforMedix's Med-eMonitor and Med-eXpert, the two companies provide the first integrated solution to the clinical trials market to manage medication administration, patient compliance, and medication safety with simultaneous capture of electronic diary data. McKesson BioServices' sales force is presenting the combined platform at a series of trade shows as well as in private meetings to their pharmaceutical clients. Industry sources estimate that the ePRO market could reach $3 billion by 2005.

"We are excited to be working with McKesson BioServices, one of the oldest and most successful names in healthcare," said InforMedix chairman and CEO Bruce A. Kehr, M.D. "This strategic alliance marries McKesson BioServices' reputation for long-term stability, trusted clinical drug packaging products and services, and global reach, with the technologic innovation and pioneer patent position of InforMedix's Med-eMonitor and Med-eXpert Systems."

PARTNER CONTRIBUTIONS

InforMedix will provide the Med-eMonitor device and the network infrastructure that ensures secure transmission of patient data. Initially, McKesson BioServices will store, inventory, and pre-package medications for the Med-eMonitor device, ensuring product stability and patient safety through proper dosage, hermetically sealed trays, and other safety measures. McKesson BioServices has a cGMP-compliant facility, along with a patient-specific pharmacy, for shipping this turnkey solution either direct-to-clinical sites or direct-to-patients.

The combined solution will initially be targeted to sponsors investigating quick-release sedatives and other drugs where dose-response data is critical. This may include novel drugs to treat pain, migraine, central nervous system disorders, gastro-intestinal maladies, and Alzheimer's. Direct-to-patient shipping of pre-packaged medication trays and Med-eMonitors may reduce the frequency of needed clinical trial patient site visits, a major cost center for sponsors of clinical trials. McKesson BioServices' pharmacy is licensed to fill prescriptions nationwide, offering additional solutions for Phase IV Studies, patient assistance programs, promotional programs, and controlled substances.

"This alliance enhances McKesson BioServices' capabilities to provide patient-compliant packaging in clinical trials," said Dr. Ric Zakour, general manager of McKesson BioServices. "Med-eMonitor, supported by McKesson BioServices' world-class drug-administration programs, holds great promise for improving patient compliance and safety, resulting in better clinical outcomes that will ultimately get products to market quicker."

ABOUT INFORMEDIX

InforMedix has developed the Med-eMonitor System to provide real-time medical management and patient communications for clinical drug trials. The Company has integrated a portable patient-interactive monitoring device, hardware, software and networked communications system to enable pharmaceutical and biotechnology companies, and medical researchers to efficiently monitor and manage patients' medication compliance, protocol adherence, clinical response, and safety. Med-eMonitor is specifically designed to improve patient medication compliance and protocol adherence in clinical drug trials. The Med-eMonitor System leverages InforMedix's strong intellectual property consisting of 15 issued patents and 14 patents pending. The Company's patents have been cited as prior art by patent examiners in over 150 other issued patents.

ABOUT MCKESSON BIOSERVICES

Understanding the critical drug development process, McKesson BioServices experienced staff has extensive domestic and worldwide shipping expertise working closely with clients to support any clinical trial and address special needs involved in handling clinical trial material. McKesson BioServices is a leader in the management, packaging and labeling, analytical testing, validation testing, storage and distribution of clinical trial materials and biological specimens covering preclinical through Phase IV studies. BioServices also provides patient-specific pharmacy services nationwide to support patient assistance programs for commercial pharmaceutical products. For information about McKesson BioServices' wide array of services, visit www.mckessonbio.com.

INFORMEDIX SAFE HARBOR PROVISIONS

This report contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements include the combination offering for the first time ever, improved patient-medication compliance and clinical-protocol adherence, enhanced medication safety and lower overall costs; provid[ing] the first integrated solution to the clinical trials market to manage medication administration, patient compliance and medication safety with simultaneous capture of electronic diary data; industry sources estimate that the ePro Market could reach $3 billion by 2005; InforMedix will provide the Med-eMonitor device and the network infrastructure that ensures secure transmission of patient data; and all of the statements in the third paragraph under "Partner Contributions". References made to the discussion of the risk factors are detailed in the Company's filings with the Securities and Exchange Commission, including the report on Form 10-QSB for the quarter ended June 30, 2004, our Annual Report on Form 10-KSB for the year ended December 31, 2003, our prospectus dated May 28, 2004 and our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update or revise the information contained in any such forward-looking statements, whether as a result of new information, future events or otherwise.

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